Exhibit (j)

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the DWS Equity Trust Statement of Additional Information and to the incorporation by reference in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 333-43815) of our report dated May 26, 2010, on the financial statements and financial highlights of DWS Alternative Asset Allocation Plus Fund, included in the Fund’s Annual Report dated March 31, 2010.

/s/ Ernst & Young LLP

Boston, Massachusetts
February 23, 2011